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                                                                   Exhibit 10.12
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               THIRD AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT
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This AMENDMENT, dated the 12th day of August, 1997 between SYMMETRICOM, INC., a
California corporation, (herein referred to as the "Borrower") and COMERICA BANK-California (herein referred to as the "Bank").

                                  WITNESSETH:
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WHEREAS, the Bank and the Borrower on December 1, 1993 entered into a certain
Revolving Credit Loan Agreement (the "Agreement"), a certain Revolving Credit Master Note (the "Revolving Credit Note"), a certain Guaranty, a certain Corporate Resolution Authorizing Execution of Guaranty, a certain Loan Disbursement Order, and a certain Advance & Repayment Agreement (collectively the "Loan Documents"); and

WHEREAS, the Borrower desires to borrow up to Seven Million and 00/100 Dollars ($7,000,000.00) from the Bank from time to time for the working capital needs of the Borrower; and

WHEREAS, the modifications to the Agreement and to the Revolving Credit Note contemplated hereby are in the best interest of, and will mutually benefit, the parties hereto; and

Now, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree to amend the Agreement in the manner and to the extent hereinafter set forth:

1.   In Section 1.1 titled "Definitions", delete the following section:
"Termination Date".

2.   In Section 1.1 titled "Definitions", add the following section:
"'Termination Date' shall mean December 1, 1998 (or such earlier date on which the Borrower shall permanently terminate the Bank's commitment under Section
2.8.1 of this Agreement)".

3. Replace Section 6.5 with the following: "Maintain Tangible Net Worth. On a consolidated basis, maintain a Tangible Net Worth for it of not less than the amount specified during the period specified below:

          (a) $51,500,000.00 from the date of this Amendment and to increase on June 30, 1998 by 70% of Borrower's fiscal 1998 net profit after tax.

IN ADDITION, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree to amend the Revolving Credit Note and the Loan Documents in the manner and to the extend hereinafter set forth:
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4.   Replace the first paragraph of the Revolving Credit Master Note with the following: FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK-CALIFORNIA (the "Bank") at 201 Spear Street, Suite 200, San Francisco, California, on December 1, 1998, the principal sum or so much of the principal sum of Seven Million Dollars ($7,000,000.00) as may from time to time have been advanced and be outstanding under that certain Revolving Credit Loan Agreement dated December 1, 1993, between the undersigned and the Bank (the "Agreement") plus all accrued but unpaid interest thereon.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Agreement and the Revolving Credit Note to be executed and delivered by their duly authorized officers on the day and year first written above.


By:   /s/ William D. Rasdal           By:   /s/ J. Scott Kamsler
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      William D. Rasdal                     J. Scott Kamsler

Its:  Chief Executive Officer         Its:  Chief Financial Officer
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                                      COMERICA BANK-CALIFORNIA


                                      By:   /s/ Greg H. Atkinson
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                                            Greg H. Atkinson

                                      Its:  Vice President
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